FORM OF
SECOND ALLONGE TO
PROMISORY NOTE DATED _______ __, 2007

This Second Allonge is hereby attached to and made a part of the Promissory Note dated _________ __, 2007 (the “Note”), executed by WaferGen, Inc. (“Payor”), in the original maximum principal amount of $_________, in favor of Alnoor Shivji (“Holder”). The first sentence of Paragraph 1 of the Note is hereby amended and restated in its entirety to read as follows

This Note will automatically mature and be due and payable on June 30, 2007 (the “Maturity Date”).

IN WITNESS WHEREOF, Payor and Holder have caused this Allonge to be duly executed and delivered as of May 14, 2007.

PAYOR: WAFERGEN, INC. By: ______________________________ Name: Title:	HOLDER: __________________________________ Name: Alnoor Shivji